CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated May 27, 2005 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Series 47 as of March 30, 2005, and for the period then ended, contained in this Post-Effective Amendment No. 10 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears in the Prospectus.

                                                              Grant Thornton LLP

Chicago, Illinois
July 25, 2005